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                                   EXHIBIT 21

                   SUBSIDIARIES OF UNITED HERITAGE CORPORATION

                                                             JURISDICTION
             SUBSIDIARY                                    OF ORGANIZATION
 National Heritage Sales Corporation                             Texas

      UHC Petroleum Corporation                                  Texas

 UHC Petroleum Services Corporation                              Texas

     UHC New Mexico Corporation                               New Mexico